SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: (Date of Earliest Event Reported): May 8, 2014 (April 29, 2014)

FIRST CAPITAL BANCORP, INC.

(Name of Small Business Issuer in its charter)

Virginia	001-33543	11-3782033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4222 Cox Road, Suite 200
Glen Allen, VA	23060
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number: (804) 273-1160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The following information, including the Exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On April 29, 2014, the Registrant issued a news release reporting its financial results for the first quarter of 2014. A copy of the press release is being furnished as an exhibit to this report and is incorporated by reference into this Item. 2.02.

On May 8, 2014, the Registrant issued a news release to correct an inadvertent error in the net income available to common shareholders for the comparative period, first quarter of 2013, which was reported as $953 thousand or $0.06 per diluted share in the “Earnings” section of the April 29, 2014, release. As reported in the body of the release, the correct net income available to common shareholders for first quarter of 2013 was $709 thousand or $0.05 per diluted share. A copy of the press release is being furnished as an exhibit to this report and is incorporated by reference into this Item. 2.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being furnished pursuant to Item 2.02 above.

Exhibit No.	Description

99.1	Press Release dated April 29, 2014

99.2	Press Release dated May 8, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST CAPITAL BANCORP, INC.

Date: May 8, 2014	By:	/s/ William W. Ranson
William W. Ranson
Executive Vice President &
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 29, 2014, issued by the Company

99.2	Press release dated May 8, 2014, issued by the Company